                                                                   EXHIBIT 10.18


                              CONSULTING AGREEMENT


      CONSULTING AGREEMENT, dated this ____ day of ___________ 1998, between Tarrytowns Bank, FSB (the "Bank"), and Stephen C. Byelick (the "Consultant").


                                   WITNESSETH

      WHEREAS, the Consultant previously entered into an agreement with Tappan Zee Financial, Inc. ("Tappan Zee") dated June 23, 1997 (the "1997 Tappan Zee Agreement") and a separate agreement with the Bank dated June 23, 1997 (the "1997 Bank Agreement") (collectively, the "1997 Agreements");

      WHEREAS, as of the date of this Agreement, Tappan Zee has merged with and into U.S.B. Holding Co., Inc. (the "Corporation") and the Bank has become a wholly owned subsidiary of the Corporation;

      WHEREAS, the Bank desires to be ensured of the Consultant's active participation and support in the business of the Bank; and

      WHEREAS, in order to induce the Consultant to serve as a consultant and a director emeritus of the Bank and in consideration of the Consultant's agreeing to serve as a consultant and a director emeritus, the Bank and the Consultant desire to enter into this Agreement regarding, among other things, the consulting services to be provided by the Consultant to the Bank and, concurrently therewith, to terminate the 1997 Agreements, all as hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) CAUSE. Termination of the Consultant's services for "Cause" shall mean termination because of dishonest conduct in connection with his performance of services for the Bank resulting in his conviction of a felony, conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; willful failure or refusal to perform his duties under this Agreement and failure to cure such breach within fifteen (15) days following written notice thereof; breach of fiduciary duties to the Bank for personal profit; or willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Bank, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Consultant shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Consultant and a reasonable opportunity for the Consultant to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Consultant for cause. For purposes of this paragraph, no act or failure to act on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that the Consultant's action or omission was in the best interest of the Bank.

      (b) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding persons who are directors or officers of the Corporation as of the date of this Agreement) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      (c) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) CONSULTING FEE. "Consulting Fee" shall have the meaning set forth in
Section 3(a) hereof.

      (e) DATE OF TERMINATION. "Date of Termination" shall mean the date specified in the Notice of Termination.

      (f) DISABILITY. Termination by the Bank of the Consultant's services based on "Disability" shall mean termination because of any physical or mental impairment which would qualify the Consultant for disability benefits under the applicable long-term disability plan maintained by the Bank if he was an employee or, if no such plan applies, which would qualify the Consultant for disability benefits under the Federal Social Security System.

      (g) GOOD REASON. Termination by the Consultant of the Consultant's services for "Good Reason" shall mean termination by the Consultant following a Change in Control of the Corporation based on:

            (i) Without the Consultant's express written consent, a reduction by the Bank in the Consultant's Consulting Fee as the same may be increased from time to time;

            (ii) Any purported termination of the Consultant's services for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

            (iii) The failure by the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 11 hereof.

      (h) IRS. IRS shall mean the Internal Revenue Service.

      (i) NOTICE OF TERMINATION. Any purported termination of the Consultant's services by the Bank for any reason, including without limitation for Cause, Disability or Retirement, or by the Consultant for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's services under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than twenty (20) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of the Consultant's services for Cause, which shall be effective immediately; and (iv) is given in the manner specified in
Section 12 hereof.

      (j) RETIREMENT. "Retirement" shall mean any voluntary termination by the Consultant of his consulting services or his services as a director emeritus following the one-year anniversary of the date of this Agreement that would result in the Consultant being entitled to (i) accelerated vesting under his Incentive Stock Option Agreement with Tappan Zee dated July 11, 1996, his Restricted Stock Award Notice with Tappan Zee dated July 11, 1996, or any other benefit plan of Tappan Zee or the Bank which is not a qualified plan under
Section 401(a) of the Code, or (ii) the payment of any benefits under any other benefit plan of Tappan Zee or the Bank which is not a qualified plan under
Section 401(a) of the Code, in each case for purposes of clauses (i) and (ii) as such plans have been assumed by the Corporation and/or the Bank as of the date of this Agreement.

      2.    TERM OF CONSULTING SERVICES.

      (a) The Bank hereby engages the Consultant, and the Consultant hereby accepts said engagement, for the Consultant to serve as a director emeritus of the Bank and to provide his personal advice and counsel to the Bank and its affiliates in connection with the business of banking and financial services. Specifically, the Consultant agrees to provide his advice and counsel to the Bank in connection with the on-going operations of the Bank and its affiliates. The Consultant further agrees to perform certain duties in respect to the transition of the Bank becoming an affiliate of the Corporation. Such duties may include, without limitation, counsel and advice in connection with business development and government relations in the market areas served by the Bank. The term under this Agreement shall be for three years, commencing on the date of this Agreement.

      (b) During the term of this Agreement, the Consultant's services shall be rendered at such times as shall be mutually agreeable to the Bank and the Consultant, and as shall be reasonably convenient to both the Bank and the Consultant. Such services shall be in the nature of customer and community relations, business development, employee relations and general advice and assistance relating to the business of the Bank and its employees. The Consultant shall work a minimum of 10 hours per week, but shall not be required to work in accordance with any fixed schedule.

      (c) Subject to the reasonable requirements and convenience of the Bank, in the performance of the services required of the Consultant hereunder, the Consultant shall have exclusive control over the manner of the performance of such services, including without limitation: (i) the selection of methods, practices, procedures and strategies to be employed in the performance of such services; and (ii) the determination of the places and dates at which such services will be performed.

      (d) The Consultant agrees not to elect Retirement during the first 12 months following the date of this Agreement.

      3.    COMPENSATION AND BENEFITS.

      (a) The Bank shall compensate and pay the Consultant for his services during the term of this Agreement at a minimum fee of $77,000 per year ("Consulting Fee"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Consultant's express written consent.

      (b) In consideration for the Consultant entering into this Agreement and waiving all of his rights under the 1997 Agreements, which 1997 Agreements are hereby superseded pursuant to Section 22 hereof, the Bank agrees to pay to the Consultant a signing bonus in a lump sum cash amount equal to $472,000 concurrently with the election and delivery of this Agreement.

      (c) The Consultant shall be entitled to participate in the Bank's post-retirement health care and life insurance plans in accordance with the terms of such plans.

      4.    TERMINATION.

      (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Consultant's services hereunder for any reason, including without limitation termination for Cause or Disability, and the Consultant shall have the right, upon prior Notice of Termination, to terminate his services hereunder for any reason.

      (b) In the event that (i) the Consultant's services are terminated by the Bank for Cause, or (ii) the Consultant terminates his services hereunder other than for the reasons set forth in

Section 4(c) below, the Consultant shall have no right pursuant to this Agreement to consulting fees or other benefits for any period after the applicable Date of Termination.

      (c) In the event that the Consultant's services are terminated (i) by the Bank for other than Cause, (ii) by the Consultant (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within twenty
(20) days after a written notice of non-compliance has been given by the Consultant to the Bank, or (b) for Good Reason, or (iii) due to the Consultant's Retirement, Disability or death, then the Bank shall, subject to the provisions of Section 5 hereof, if applicable,

            (A) pay to the Consultant (or, in the event of his death, to his estate) cash severance amount equal to the Consultant's Consulting Fee for the then remaining term of this Agreement, with such amount to be paid in equal monthly installments over the remaining term of this Agreement, commencing on the first business day of the first month following the Date of Termination,

            (B) with respect to stock options held by the Consultant as of the date of this Agreement to purchase common stock of the Corporation and which are outstanding and unvested as of the Date of Termination, accelerate the vesting of such stock options as of the Date of Termination so that they are exercisable in full for the period of time specified in the option agreement with the Consultant, and

            (C) with respect to restricted stock awards held by the Consultant as of the date of this Agreement to acquire common stock of the Corporation and which are outstanding and unvested as of the Date of Termination, accelerate the vesting of such restricted awards so that they are fully vested as of the Date of Termination.

      5. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 4 hereof, either alone or together with other payments and benefits which the Consultant has the right to receive from the Bank, the Corporation or any affiliate of either of them, would constitute a "parachute payment" under Section 280G of the Code, then the payments and benefits payable by the Bank pursuant to Section 4 hereof shall be reduced, in the manner determined by the Consultant, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 4 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the payments and benefits payable by the Bank pursuant to this Agreement to the Consultant upon termination shall be limited to three times the Consultant's average annual compensation (based upon the most recent five taxable years) in accordance with OTS Regulatory Bulletin 27a. The determination of any reduction in the payments and benefits to be made pursuant to Section 4 shall be based upon the opinion of independent tax counsel selected by the Bank (and reasonably acceptable to the Consultant) and paid by the Bank. Such counsel shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Consultant may be entitled upon termination of his consulting services under any circumstances other than as specified in this
Section 5, or a reduction in the payments and benefits specified in Section 4 below zero.

      6.    MITIGATION; EXCLUSIVITY OF BENEFITS.

      (a) The Consultant shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Consultant from other services after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Consultant upon a termination of his services with the Bank pursuant to benefit plans of the Bank or otherwise.

      7. COVENANT NOT TO COMPETE. The Consultant hereby covenants and agrees that, in the event of the termination of his services with the Bank prior to the expiration of the term of this Agreement, then for a period equal to the greater of (i) the then remaining unexpired term of this Agreement and (ii) two (2) years following the Date of Termination of his services, he shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within one hundred (100) miles of the headquarters of the Bank, the Corporation or any affiliate of either of them on the Date of Termination; provided, however, that this Section 7 shall not apply if the Consultant's services are terminated for the reasons set forth in Section 4(c) (other than for Disability); and provided, further, that if the Consultant's services shall be terminated on account of Disability, this Section 7 shall not prevent the Consultant from accepting any position or performing any services if (a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.

      8. CONFIDENTIALITY. Unless he obtains the prior written consent of the Bank, the Consultant shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank, the Corporation or any affiliate of either of them, any material document or information obtained from the Bank, the Corporation or any affiliate of either of them, in the course of his services with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 8 shall prevent the Consultant, with or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

      9. SOLICITATION. The Consultant hereby covenants and agrees that, for a period equal to the greater of (i) the then remaining unexpired term of this Agreement and (ii) two (2) years following the termination of his services with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

      (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank, the Corporation or any affiliate of either of them, as of the date of this Agreement, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business with one hundred (100) miles of the headquarters of the Bank, the Corporation or any affiliate of either of them;

      (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Bank, the Corporation or any affiliate of either of them that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank, the Corporation or any affiliate of either of them to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Bank, the Corporation or any affiliate of either of them; or

      (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

      10. WITHHOLDING. All payments required to be made by the Bank hereunder to the Consultant shall be subject to the withholding of such amounts, if any, relating to tax and other deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

      11. ASSIGNABILITY. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Consultant may not assign or transfer this Agreement or any rights or obligations hereunder.

      12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

      To the Bank:
            Chairman of the Board
            Tarrytowns Bank, FSB
            75 North Broadway
            Tarrytown, New York  10591

      To the Consultant:
            Stephen C. Byelick
            31 Crest Drive
            Tarrytown, New York  10591

      13. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New York.

      15. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Consultant acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      16. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      19. REGULATORY ACTIONS. The following provisions shall be applicable to the parties to the extent that they are required to be included in consulting agreements between a savings institution and its consultants pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R.
Section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 4 hereof.

      (a) If the Consultant is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. Sections 1818(e)(3) and 1818(g)(1), the
Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Consultant all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If the Consultant is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Consultant and the Bank as of the date of termination shall not be affected.

      (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Consultant and the Bank as of the date of termination shall not be affected.

      (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the FDIA (12 U.S.C. Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Consultant and the Bank as of the date of termination shall not be affected.

      20. REGULATORY PROHIBITION. Notwithstanding any provision of this Agreement to the contrary, any payments made to the Consultant pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder.

      21. GUARANTY AND PAYMENT OF ADDITIONAL BENEFITS BY THE CORPORATION UNDER CERTAIN CIRCUMSTANCES.

      (a) By signing and adopting this Agreement, the Corporation irrevocably and unconditionally guarantees to the Consultant the full and timely performance by the Bank of each and every obligation of the Bank contained in this Agreement.

      (b) If at any time during or after the term of this Agreement the payments and benefits payable by the Bank under this Agreement shall be reduced pursuant to Section 5 hereof, then the Corporation shall pay to the Consultant an amount equal to the sum of (i) the amount by which the payments and benefits that would have otherwise been paid by the Bank to the Consultant are reduced by the provisions of Section 5 hereof, plus (ii) an amount equal to X determined under the following formula:

                         E x P
      X =  -----------------------------------------
                1 - [(F x (1 - S)) + S + E + M]

      where

      E = the rate at which the excise tax is assessed under Section 4999 of the Code;

      P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 21;

      F = the highest marginal rate of income tax applicable to the Consultant under the Code for the taxable year in question;

      S = the sum of the highest marginal rates of income tax applicable to the Consultant under all applicable state and local laws for the taxable year in question; and

      M = the highest marginal rate of Medicare tax applicable to the Consultant under the Code for the taxable year in question.


With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Consultant under the terms of this Agreement, or otherwise, and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 21(b) shall be made to the Consultant on the earlier of (i) the date the Corporation, the Bank or any direct or indirect subsidiary or affiliate of the Corporation or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Consultant.

      (c) Notwithstanding anything in this Section 21 to the contrary, in the event that the Consultant's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 21(b), then the Consultant or the Corporation, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 21(b), when increased by the amount of the payment made to the Consultant under this Section 21(c) by the Corporation, or when reduced by the amount of the payment made to the Corporation under this Section 21(c) by the Consultant, equals the amount that should have properly been paid to the Consultant under Section 21(b). The interest paid under this Section 21(c) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code.

To confirm that the proper amount, if any, was paid to the Consultant under this
Section 21, the Consultant shall furnish to the Corporation a copy of each tax return which reflects a liability for an excise tax payment made by the Corporation, at least 20 days before the earlier of the date on which such return is required to be filed with the IRS or the actual filing date.

      22. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Consultant with respect to the matters agreed to herein. All prior agreements between the Bank and the Consultant and between Tappan Zee and the Consultant with respect to the matters agreed to herein, including without limitation the 1997 Agreements, are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                             TARRYTOWNS  BANK, FSB



_______________________________     By:___________________________________
Secretary                              Chairman of the Board


                                    CONSULTANT



                                    By:___________________________________
                                        Stephen C. Byelick

      For purposes of Section 21 of the Agreement, the Corporation has executed and adopted this Agreement as of the date first above written.


Attest:                             U.S.B. HOLDING CO., INC.



_______________________________     By:___________________________________
Michael H. Fury, Secretary                Thomas E. Hales, President and
                                                  Chief Executive Officer